Exhibit 99.2

Ispire Technology Announces Closing of $12.3 Million Public Offering

LOS ANGELES, March 26, 2024 – Ispire Technology Inc. (“Ispire” or the “Company”) (NASDAQ: ISPR), a leader in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products, today announced the closing of a public offering of 2,050,000 shares of common stock at a price of $6.00 per share for gross proceeds of $12,300,000, prior to deducting the placement agent fees and offering expenses payable by the Company.

Roth Capital Partners acted as the lead placement agent for the offering. TFI Securities and Futures Limited acted as co-placement agent for the offering.

A registration statement on Form S-1 (File No. 333-276804) relating to the offering has been filed with the United States Securities and Exchange Commission (“SEC”), which was declared effective on March 21, 2024. A copy of the final prospectus relating to the offering may be obtained at the SEC’s website at www.sec.gov or from Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor will there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware only in the U.S., and it recently commenced its marketing activities in Canada and Europe. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Facebook, Twitter and YouTube.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, market conditions, the ability of the Company to satisfy the conditions to the closing of the offering, and those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” in the Registration Statement on Form S-1, as amended, initially filed with the SEC (Reg. No. 333-276804) on February 1, 2024 and any subsequent filings which Ispire makes with the U.S. Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, kindly contact:
Investor Relations
Sherry Zheng
718.213.7386
ir@ispiretechnology.com

Ellen Mellody
570-209-2947
EMellody@kcsa.com

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